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                                                                   Exhibit 10(l)

                        MEDCO CONTAINMENT SERVICES, INC.
                  CLASS A NON-QUALIFIED STOCK OPTION AGREEMENT


      NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") made as of July 1, 1991, between MEDCO CONTAINMENT SERVICES, INC., a Delaware corporation with offices at 100 Summit Avenue, Montvale, New Jersey 07645 (the "Company"), and PER G. H. LOFBERG ("Optionee").

                                    RECITAL

      The Company desires to provide Optionee with an opportunity to acquire shares of Common Stock of the Company pursuant to the terms of the Company's Class A 1983 Non-Qualified Stock Option Plan (the "Plan"), a copy of which is attached as an Exhibit to this Agreement and incorporated herein. All terms used herein shall have the same meanings as in the Plan, unless otherwise defined. Optionee is a director of the Company.

                                   AGREEMENTS

      In consideration of the Recital (which is incorporated by reference) and the mutual covenants of this Agreement, the Company and Optionee agree as follows:

      1.   Confirmation of Grant of Option.  Pursuant to a determination by the
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Board of Directors of the Company (the "Board") or its Stock Option Committee
(the "Committee") effective as of the date first set forth above (the "Date of Grant"), the Company hereby confirms that Optionee has been granted, subject to the terms of this Agreement and the Plan, as of the Date of Grant, as a matter of separate inducement and agreement and not in lieu of salary or other compensation for services, the right (the "Option") to purchase 60,000 shares of Common Stock of the Company (the shares subject to purchase hereunder being hereinafter called "Shares") at a price of $48.25 per Share. The price and number of Shares subject to the Option may be adjusted as provided in section 8.

      2.   Exercisability of Option.
           ------------------------

           2.1 Subject to section 7.6 of the Plan and to the terms and conditions of this Agreement, the Option shall be exercisable:

                2.1.1 with respect to 20% of the Shares, on or after the first anniversary of the Date of Grant;

                2.1.2 with respect to an additional 20% of the Shares, on and after the second anniversary of the Date of Grant;

                2.1.3 with respect to an additional 20% of the Shares, on and after the third anniversary of the Date of Grant;
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                2.1.4  with respect to an additional 20% of the Shares, on and after the fourth anniversary of the Date of Grant; and

                2.1.5 with respect to the remainder of the Shares, on and after the fifth anniversary of the Date of Grant.

      The foregoing vesting is on a cumulative basis. For example, assuming that the Option has not terminated and that Optionee has not exercised any part of the Option, Optionee shall have the right to purchase by exercise 60% of the Shares subject to the Option after the third anniversary of the Date of Grant. If, in that example, Optionee had already exercised the Option for 10% of the Shares, he would have the right to exercise for 50% of the Shares after the third anniversary.

          2.2 The unexercised portion of the Option (both vested and non-vested) shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                2.2.1  the tenth anniversary of the Date of Grant;

                2.2.2 subject to the provisions of section 2.3 below, 30 days following the date of termination of Optionee's status as a director of the Company; except that, if following such termination Optionee is retained as a
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consultant by the Company, the Board or the Committee may, in their sole discretion, continue the Option for the balance of its term with respect to either (a) all Shares covered by it or (b) the Shares for which the Option has become exercisable pursuant to section 2.1 (in which case the Option shall be deemed not to have terminated) or may permit the termination to stand. Any such continuation shall not be deemed the grant of a new Option.

          2.3 If Optionee dies within the 30 day period following termination (described in section 2.2.2), any unexercised portion of the Option which was otherwise exercisable on the date of death shall be exercisable by Optionee's personal representatives, heirs or legatees at any time within the one year period from the date of death. If Optionee dies while a director of the Company, any unexercised portion of the Option that was exercisable on the date of death shall be exercisable by the Optionee's personal representatives, heirs or legatees at any time within the one year period from the date of death.

          2.4 Notwithstanding any other provision of this Agreement, the right to exercise any unvested portion of the Option may be accelerated by the Board or the Committee and shall be acceleration pursuant to section 7.6 of the Plan. The terms of any such acceleration shall be deemed to be a provision of the Option and not the grant of a new option.

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      3.   Method of Exercise of Option.   Subject to section 7.7 of the Plan,
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the Option may be exercised by Optionee (or by Optionee's personal representatives, heirs or legatees, as provided in section 2 but no other person) as to all or (at Optionee's election) part of the Shares as to which the Option is then exercisable (that is, "vested") under section 2 by giving written notice of exercise to the Company at its principal business office, specifying the number of shares for which the Option is exercised, accompanied by payment in full for such Shares. The failure to exercise the Option, in whole or in part, as to any vested exercise rights shall not constitute a waiver of those rights. The Company shall cause certificates for the Shares so purchased to be delivered to Optionee or Optionee's personal representatives, heirs or legatees at its principal business office, against payment in full of the Option Price, on the date specified in the notice of exercise. The Option Price shall be paid in cash, certified check or bank draft or (if the shares of Common Stock of the Company are then publicly traded) in fully paid shares of Common Stock of the Company (valued for this purpose at their then fair market value determined as provided below) or a combination of the two. Payment in the form of shares of Common Stock of the Company shall be by delivery of one or more certificates therefor, accompanied by a blank signed assignment, and the shares so delivered shall be valued at the average of the closing price of the Company's Common Stock on the principal exchange on which traded on the 20 trading days during which the Common Stock actually traded preceding the Closing Date or, if the Company's Common Stock is not traded on an exchange, at the average last quoted bid price in the over-the-counter market on the 20 trading days during which the Common Stock actually traded preceding the Closing Date.

      4.   Non-Transferability of Option.   Except as set forth in section 7.7,
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the Option shall not be transferable otherwise than by will or by the laws of descent and distribution. Without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as permitted in the preceding sentence), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to levy, attachment or similar process.
Any attempt to assign, transfer, pledge or hypothecate the Option contrary to the provisions of this Agreement, and any levy, attachment or similar process upon the Option, shall be null and void and without effect, and the Board may, in its discretion, upon the happening of any such event, terminate the Option as of the date of such event.

      5.   No Rights Prior to Issuance of Shares.   The holder of the Option
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shall not have any rights to dividends nor any other rights of a shareholder with respect to the Shares covered by the Option until the Shares have been issued (as evidenced by the appropriate entry on the books of the transfer agent of the Company) following exercise of the Option prior to its termination.

      6.   Restrictions on Exercise and on Common Stock.
           --------------------------------------------

           6.1 The Shares issued upon exercise of the Option shall be issued only to Optionee or a person permitted to exercise the Option pursuant to section 2.3 or pursuant to section 7.7 of the Plan as in effect on the date hereof. Each share

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certificate representing Shares purchased upon exercise of the Option shall bear a legend stating that the Shares evidenced thereby may not be sold or transferred except in compliance with the Securities Act of 1933 (the "1933
Act") and the provisions of the Plan. The certificate(s) may be made subject to a stop transfer order placed with the Company's transfer agent.

          6.2 Notwithstanding any other provision of this Agreement, unless the issuance of Shares upon exercise of the Option shall then be covered by an effective registration statement under the 1933 Act (which the Company shall have no obligation to file), the Company shall have no obligation to issue any Shares pursuant to an exercise of the Option in the absence of an opinion of counsel to the Company that said sale may be effected pursuant to an exemption from the registration requirements of the 1933 Act. If the Company's Common Stock is not then publicly traded, the Company shall have no obligation to file a registration statement or take other steps to permit the Shares to be issued in compliance with the 1933 Act. It shall be a further condition to the Company's obligation to issue and deliver to Optionee certificates for those Shares that Optionee deliver to the Company in writing, a representation that such Optionee is exercising such Option for his or her own account for investment only and not with a view to distribution and that the Optionee will not make any sale, transfer or other disposition of any Shares purchased except
(i) pursuant to the registration thereof under the 1933 Act, as amended, (ii) pursuant to an opinion of counsel satisfactory in form and substance to the Company that the sale, transfer or other disposition may be made without registration, or (iii) pursuant to a "no action" letter from the Securities and Exchange Commission. Optionee has been advised and understands the Shares must be held indefinitely unless they are registered for resale under the 1933 Act or an exemption from registration is available and that the Company is under no obligation to register those shares under the 1933 Act for resale or to take any action which would make available to the holder any exemption from registration.

      7.   Right to Terminate Employment.   This Agreement does not constitute a
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contract of, or an implied promise to continue, Optionee's employment or status with the Company or a subsidiary; and nothing contained in this Agreement shall confer upon Optionee the right to continue such employment or status; nor does this Agreement affect the right of the Company or any subsidiary to terminate Optionee's employment at any time. Optionee shall have no rights in the benefits conferred by the Option or in any Shares except to the extent the Option is exercised while vested and prior to termination. Termination of the Option by reason of cessation of employment shall give no rise for any claim for damages by Optionee under this or any other agreements and shall be without prejudice to any rights or remedies which the Company or any subsidiary may have against Optionee.

      8.   Adjustment.   Subject to the provisions of the Plan, the number,
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class and Option Price of Shares covered by the Option, and any other rights under the Option, shall be adjusted by the Board or the Committee, whose good faith

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determination with respect thereto shall be conclusive, to reflect any stock dividend, common stock split, share combination, exchange of shares, merger, consolidation, recapitalization, separation, reorganization, liquidation or extraordinary dividend or distribution payable in assets for stock of a company other than the Company.

      9.   Notice.   Each notice relating to this Agreement shall be in writing
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and delivered in person or by certified mail to the proper address.  Each notice to the Company shall be addressed to it at its principal office, attention of the President. Each notice to Optionee (or other person or persons then entitled to exercise the Option) shall be addressed to Optionee (or such other person or persons) at Optionee's most recent address on the books of the Company. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect. Each notice shall be deemed to have been given on the day it is received.

      10.  Benefits of Agreement.   This Agreement shall inure to the benefit of
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and be binding upon each successor of the Company.  Subject to section 2.3, rights granted to the Company under this Agreement shall be binding upon Optionee's heirs, legal representatives and successors.

      11.  Source of Rights.   This Agreement and the Plan as in effect on the
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date hereof (which is incorporated in full herein) shall be the sole and exclusive source of any and all rights which Optionee, and Optionee's personal representatives, heirs or legatees may have in respect to the Option as granted hereunder. In the event of any conflict between the provisions of the Plan and of this Agreement, the provisions of the Plan shall prevail.

      12.  Captions.   The captions contained in this Agreement are for
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reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      13.  Governing Law.   This Agreement shall be governed by the laws of the
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State of New Jersey applicable to agreements and made to be fully performed therein.

                                   EXECUTION

      The parties signed this Agreement as of the day and year first written, whereupon it became binding in accordance with its terms.

                          MEDCO CONTAINMENT SERVICES, INC.

                          By:   /s/ James V. Manning
                                ---------------------------------------
                                JAMES V. MANNING
                                Senior Executive Vice President-Finance


                                /s/ Per G. H. Lofberg
                                ---------------------------------------
                                OPTIONEE

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                                    ANNEX A
                                    -------

                                 Options Held

                Vesting                         Exercise        Expiration
Options          Date           Exercisable      Price             Date
-------         -------         -----------     --------        ----------
36,421          7/01/95           36,421        $15.89            7/01/01
36,421          7/01/96              -          $15.89            7/01/01

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